Exhibit 10.3

HUNTSMAN

SUPPLEMENTAL SAVINGS PLAN

(restated January 1, 2005)

This is the Supplemental Savings Plan of Huntsman LLC as restated effective January 1. 2005.  It is effective as of January 1, 2005 except as otherwise provided in this Plan.

This Plan as herein restated shall govern the benefits of any Member whose employment terminates on or after January 1, 2005 and the terms of this Plan as it existed prior to its restatement effective January 1, 2005 shall be disregarded.  Notwithstanding the foregoing, the benefits of a Member whose employment terminates prior to January 1, 2005 shall be governed by the Plan as it existed at the time the employment terminated.

ARTICLE I

NAME

1.1                               Name.  The Plan shall be known as the “HUNTSMAN SUPPLEMENTAL SAVINGS PLAN” and is hereinafter sometimes referred to as the “Plan”.

ARTICLE II

PURPOSE

2.1                               Purpose.  This Plan has been created for the primary purpose of providing certain key employees with the flexibility to defer the receipt of income, including amounts that cannot be deferred under the provisions of the Salary Deferral Plan because of legal limitations applicable to that plan.  The Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and shall be administered as such.

2.2                               Special Effective Dates.  The following provisions are subject to special effective dates:

(a)                                  Section 3.4 defining “Change of Control” is effective March 1, 2005.  For the period prior to March 1, 2005, there is no event that would constitute a “Change of Control” for purposes of the Plan.

(b)                                 Section 3.10 defining “Employer” is effective August 16, 2005.  Prior to August 16, 2005 the Plan is being sponsored by Huntsman LLC with Huntsman International LLC as a participating employer.  Section 3.10 shall be administered accordingly.

(c)                                  Section 3.13 defining “Plan Administrator” is effective August 16, 2005.  Prior to August 16, 2005, the Plan Administrator is the person or entity designated by the President of Huntsman LLC (or in the absence of an effective designation it is the President of Huntsman LLC).

ARTICLE III

DEFINITIONS

When used herein, the following words shall have the meanings indicated, unless the context clearly indicates otherwise:

3.1                               Accounts.  The words “ACCOUNTS” shall mean the Deferral Account described in Section 4.2 and the Supplemental Matching Account described in Section 4.3.

3.2                               Affiliate.  The word “Affiliate” means (i) a corporation which is a member of a controlled group of corporations (within the meaning of Section 1563(a) of the Code determined without regard to Sections 1563(a)(4) and (e)(3)(C) thereof) which includes an Employer, provided that the phrase “more than 50 percent” shall be substituted for the phrase “at least 80 percent” in Section 1563(a)(1) of the Code, and (ii) any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code as modified by Section 415(h) of the Code and regulations thereunder) with an Employer.

3.3                               Beneficiary.  The word “BENEFICIARY” shall mean the person or persons entitled to receive benefits upon the death of a Member under this Plan.

3.4                               Change of Control.   The words “Change of Control” shall mean the occurrence of one or more of the following events:

(a)                                  any person or group (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 as amended (the “Exchange Act”)), other than Mr. Jon M. Huntsman, his spouse, direct descendants, an entity or trust controlled by any of the foregoing, or any trust for the benefit of any of the foregoing (the “Huntsman Group”) or MatlinPatterson Global Opportunities Partners L.P. or any affiliate thereof (the “MatlinPatterson Group”), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of 35% or more of the then outstanding voting stock of Huntsman Corporation; or

(b)                                 the replacement of a majority of the Board of Directors of Huntsman Corporation over a two-year period from the directors who constituted such group at the beginning of such period, and such replacement shall not (1) have been approved by a vote of at least a majority of the Board of Directors of Huntsman Corporation then still in office who either were members of the Board of Directors at the beginning of such period or whose election as a member of the Board of Directors was previously so approved, or (2) have been elected or nominated for election by one or more members of the Huntsman Group or the MatlinPatterson Group.

An event described in paragraph (a) or (b) shall be a “Change of Control” only if such event is determined by the Plan Administrator to be a “change in the ownership or effective control of the corporation” within the meaning of Code Section 409A(a)(2)(A)(v).

3.5                               Code.  The word “CODE” shall mean the Internal Revenue Code of 1986, as amended.

3.6                               Commencement Date.  The words “Commencement Date” shall mean the Termination Date of the Member, provided, however, if the Member is considered a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) as of the Termination Date, then the Commencement Date shall be the date that is six months after the Termination Date.

3.7                               Compensation.  The word “COMPENSATION” has the following meaning:

(a)                                  “Compensation” shall mean the total of all amounts paid by the Employer by reason of services performed by the Member, including any amount of Annual General Bonus Program Pay and Discretionary Target Bonus Program Pay.

(b)                                 Notwithstanding the foregoing, the Member’s Compensation shall be determined without taking into account any of the following:

(1)                                  Contributions or payments by the Employer for or on account of the Member under any employee benefit plan, including but not limited to any qualified pension plan and any health or welfare plan;

(2)                                  Compensation that is not subject to employer income tax withholding under Code Section 3402 (or any successor thereof);

(3)                                  Income caused by the exercise of stock options;

(4)                                  Income attributable to benefits received under any long term disability plan maintained by the Company;

(5)                                  Incentive payments received under the Huntsman Cost Reduction Incentive Plan or similar temporary incentive plans so identified by Plan Administrator; and

(6)                                  Automobile, housing, hardship, travel, meal or entertainment allowance; relocation expenses, including relocation allowance, living expenses and moving expenses; lump sum payments upon termination of employment; travel bonus; miscellaneous, memo or other lump sum earnings; foreign service premium; severance payments; tax assistance program payments; payments for medical or dental insurance waivers, insurance additive; and other taxable fringe benefits including physical exams and Christmas gifts or awards.

(c)                                  Notwithstanding the foregoing, a Member’s Compensation shall include contributions made on behalf of the Member under a salary reduction agreement to any plan of the Employer qualifying under Code Sections 125, 401(k), or 408(k), and any amounts earned but deferred at the election of the Member pursuant to the terms of this Plan or any other nonqualified deferred compensation plan of the Employer.

3.8                               Deferral Account.  The words “DEFERRAL ACCOUNT” shall mean the account maintained on the books of the Employer as described in Section 4.2.

3.9                               Effective Date.  The “EFFECTIVE DATE” of this Plan as restated shall be January 1, 2005; the original Effective Date of this Plan was January 1, 2003

3.10                        Employer.  The word “EMPLOYER” shall mean Huntsman International LLC or any successor thereof, if its successor shall adopt this Plan.  In addition, unless the context indicates otherwise, as used in this Plan the term “EMPLOYER” shall also mean and include all participating employers  The following entities are participating employers as of the Effective Date of this restatement of the Plan:

Huntsman Petrochemical Corporation

Huntsman Purchasing, Ltd

Huntsman Polymers Corporation

Huntsman Expandable Polymers Company, LC

Huntsman Propylene Oxide Ltd

Tioxide Americas Inc.

Huntsman Advanced Materials Americas Inc.

Any other Affiliate of Huntsman International LLC that has been granted permission by the board of directors of Huntsman International LLC to participate in this plan will thereby become a participating employer in this Plan.  This permission shall be granted under such conditions and upon such conditions as the board of directors of Huntsman International LLC deems appropriate.  By a separate schedule, an adopting employer may set forth the manner in which this Plan will apply to its participating employees.  The obligations of an Employer hereunder shall be limited to the employees of that Employer participating in this Plan.

3.11                        Member.  The word “Member” shall mean those executive employees of an Employer participating in the Plan at the Effective Date of its restatement.  In addition, it means an executive employee of an Employer who is specifically designated as a Member by the President (or the employee of the Employer who has the responsibilities of the chief executive officer of that Employer if there is no employee with the title of president) of that Employer.  The designation shall specify the date as of which the executive employee becomes a Member of the Plan.  Notwithstanding the foregoing provisions of this section, the President of the Employer (or the employee of the Employer who has the responsibilities of the chief executive officer of that Employer if there is no employee with the title of president) shall have full discretion to adjust the status of any individual that is an employee of that Employer for purposes of this Plan (whether to include an employee or to remove an employee or to set or adjust the terms of participation and whether to designate an employee a Temporary Transferee subject to the limitations of Section 4.5).  In the event an individual ceases to be a Member of the Plan or otherwise experiences a change in status, any right to make deferrals into this Plan shall thereupon cease. Any rights earned under this Plan prior to the change in status shall be paid to the individual at such time as it would otherwise have been, but for the change in status, under the terms of this Plan.

3.12                        Plan.  The word “PLAN” shall mean the Supplemental Savings Plan set forth in and by this document, as the same may be amended from time to time.

3.13                        Plan Administrator.  The words “Plan Administrator” shall mean the person or entity designated by the President of HUNTSMAN INTERNATIONAL LLC to administer this Plan.  In the absence of an effective designation, it shall mean the President of HUNTSMAN INTERNATIONAL LLC.

3.14                        Plan Year.  The words “PLAN YEAR” shall mean the calendar year.

3.15                        Salary Deferral Plan.  The words “SALARY DEFERRAL PLAN” shall mean the Huntsman Salary Deferral Plan and any successor to that Plan.

3.16                        Salary Deferral Plan Member.  The words “PLAN MEMBER” shall mean any Member of this Plan who is participating in the Salary Deferral Plan.

3.17                        Supplemental Matching Account.  The words “SUPPLEMENTAL MATCHING ACCOUNT” shall mean the account maintained on the books of the Employer as described in Section 4.3.

3.18                        Termination Date.  The words “TERMINATION DATE” shall mean the date a Member ceasing to render services to the Employer and all Affiliates for any reason whatsoever, voluntary or involuntary, other than on account of the death of the Member; provided, however, if the Plan Administrator determines that the Member who ceases to render services has not experienced a “separation from service” within the meaning of Code Section 409A(a)(2)(A)(i) on the date that would otherwise be a Termination Date hereunder, then the “Termination Date” for purposes of the Plan shall be the first date thereafter as of which the Member has experienced a separation from service within the meaning of Code Section 409A(a)(2)(A)(i).

3.19                        Unforeseeable Emergency.  The words “Unforeseeable Emergency” of a Member shall mean a severe financial hardship to the Member resulting from an illness or accident of the

Member, the spouse of the Member or a dependent (within the meaning of Code Section 152(a)) of the Member, loss of the Member’s property due to casualty or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Member that is determined by the Plan Administrator to be an “unforeseeable emergency” within the meaning of Code Section 409A(a)(2)(B)(ii).

ARTICLE IV

ACCOUNTS

4.1                               Deferral Election.

(a)                                  To the extent permitted by (b) below, each Member may elect to defer the receipt of a portion of his or her Compensation.  Subject to (c) below, the election must be made prior to the beginning of the year during which the services are performed to which the Compensation relates and it cannot be modified on or after the beginning of such year.  Notwithstanding the forgoing, a Member who first becomes a Member during a year may make an election within 30 days of the date he or she first becomes a Member which election shall apply to Compensation relating to services performed after the election is made. For purposes of determining when a Member first becomes a Member of the Plan, any other plan of the Employer that must be aggregated with this Plan for purposes of applying the requirements of Code Section 409A shall be treated as part of this Plan.  An election expires at the end of the year to which it relates.  An election shall be in writing and shall conform to the applicable rules and procedures established by the Plan Administrator.

(b)                                 A Member may not elect to defer more than 75 percent of the Compensation of the Member which relates to the year to which the election relates (applying this limit separately to bonus payments in the discretion of the Plan Administrator).

(c)                                  The Plan Administrator may provide for separate elections with respect to regular salary and bonus payments.  To the extent an election relates to bonus payments which are determined by the Plan Administrator to qualify for the special election rules applicable to performance-based compensation under Code Section 409A, the election will be timely for purposes of (a) above if it is made no later than six months before the end of the performance period for the bonus as determined under Code Section 409A.  Such election cannot be modified on or after the date that is six months before the end of the performance period.

(d)                                 Notwithstanding the restrictions on the modification of elections of (a) and (c) above, a Member who experiences an Unforeseeable Emergency may elect to cancel any deferral elections made under this Plan.  The cancellation shall be applicable to all payroll periods of the year ending after the cancellation.  Following a cancellation, no further elections of deferral may be made with respect to Compensation for services rendered during that year.

4.2                               Establishment and Determination of Deferral Account.  The Employer shall establish a Deferral Account on its books for each Member that is an employee of that Employer.  The Deferral Account of a Member shall be credited with each of the following:

(a)                                  Under rules established by the Plan Administrator, the Employer shall credit to the Deferral Account of the Member the amount specified in a proper election of the Member under Section 4.1 at the time the Compensation would otherwise have been paid to the Member. The Compensation actually paid to the Member for the period by the Employer shall be reduced by the amount credited to the Deferral Account under this Section 4.2(a).

(b)                                 As of the end of each month, and as of the date the benefit is payable under Article V, the Employer shall adjust the Deferral Account of a Member under rules established by the Plan Administrator to reflect the increase or decrease that would have been incurred by the account since the last day of the preceding month if the account had been invested for the applicable period in the investments selected in advance by the Member from those made available by the Plan Administrator, or to the extent no selection has properly been made, by adjusting the account to reflect the increase or decrease that would have been incurred by the account for the applicable period if the account had been invested for the applicable period in the fixed income fund selected in its sole discretion by the Plan Administrator.

(c)                                  The Plan Administrator shall prescribe such rules as it deems necessary or appropriate regarding the adjustments to be made to the Deferral Accounts to reflect the timing of investment elections made by the Member and the timing of amounts being credited or debited to the Deferral Accounts.

The Deferral Account balance of a Member shall be debited with the amount paid to or on behalf of the Member under this Plan related to that account.

4.3                               Establishment and Determination of Supplemental Matching Account.  Subject to Section 4.5, the Employer shall establish a Supplemental Matching Account on its books for each Salary Deferral Plan Member that is an employee of that Employer.  The Supplemental Matching Account of a Salary Deferral Plan Member shall be credited with each of the following:

(a)                                  As of the end of each Plan Year, the positive difference, if any, between (1) and (2) below:

(1)                                  The matching contribution allocations that would have been credited to the account of the Salary Deferral Plan Member for the Plan Year if those allocations had been made under the Salary Deferral Plan (i) by taking into account the deferrals made by the Member under the Salary Deferral Plan and Section 4.1 of this Plan,  (ii) by taking into account the Compensation of the Member for the Plan Year, and (iii) without taking into account the limitations of  Code Sections 415, 401(k), 401(m) and 401(a)(17).

(2)                                  The matching contribution allocations that have been credited to the account of said Salary Deferral Plan Member under the Salary Deferral Plan for the Plan Year in accordance with the terms of the Salary Deferral Plan.

(b)                                 As of the end of each month, and as of the date the benefit is payable under Article V, the Employer shall adjust the Supplemental Matching Account of a Salary Deferral Plan Member under rules established by the Plan Administrator to reflect the increase or decrease that would have been incurred by the account since the last day of the preceding month if the account had been invested for the applicable period in the investments selected in advance by the Member from those made available by the Plan Administrator, or to the extent no selection has properly been made, by adjusting the account to reflect the increase or decrease that would have been incurred by the account for the applicable period if the account had been invested for the applicable period in the fixed income fund selected in its sole discretion by the Plan Administrator.

(c)                                  The Plan Administrator shall prescribe such rules as it deems necessary or appropriate regarding the adjustments to be made to the Supplemental Matching Accounts to reflect the timing of investment elections made by the Member and the timing of amounts being credited or debited to the Supplemental Matching Accounts.

The Supplemental Matching Account balance of a Member shall be debited with the amount paid to or on behalf of the Member under this Plan related to that account.

4.4                               Special Expatriate Credits.

(a)                                  Notwithstanding Section 4.1, a Member who is an Expatriate temporarily assigned to a country in which an election to defer salary into the Plan is not allowed by domestic labor law shall not be able to elect any deferrals under Section 4.1 relating to Compensation for services during such assignment.

(b)                                 To the extent a Member who is an Expatriate is unable to make elective deferrals under this Plan during the temporary assignment, whether because of legal prohibitions or because of the tax costs under the laws of the applicable jurisdiction, the following shall apply:

(1)                                  The Employer in its discretion may credit from time to time to the Deferral Account of the Member an amount as determined by the Employer which credit shall be treated for purposes of the Plan as if it were made under a deferral election under Section 4.1 (including the crediting of amounts under Section 4.3 to the Supplemental Matching Account of the Member with respect to such credits); provided, however, unless otherwise provided in writing by the Employer to the Plan Administrator at the time such credits are made, upon the return of the Member to service in the United States the accounts of the Member shall be adjusted to remove all such credits provided under this subparagraph (1), including any related credits to the Supplemental Matching Account of the Member under Section 4.3 and interest credited thereon, from the accounts of the Member unless the Plan Administrator determines that such Member received a favorable end of assignment evaluation upon his or her return to the United States following completion of the assignment.

(2)                                  Upon the return of the Member to service in the United States, the Member may make a special election from time to time under rules established by the Plan Administrator to make elective deferrals to this Plan from Compensation relating to services provided following the foreign assignment that the Member would have deferred under this Plan during such assignment if the Member had been employed in the United States.  Such election shall be subject to the requirements of Section 4.1, including the requirements that the election be made during the year prior to the year during which the services are provided to which the Compensation relates.  In determining the extent to which the Member may make elections to defer Compensation under this subparagraph, there shall be taken into account any credits to the accounts of the Member made under subparagraph (1) above which have not been removed from the applicable accounts under subparagraph (1) upon the return of the Member and the rate of deferrals by the Member under the Plan prior to the temporary foreign service.  At the time deferrals based upon a proper election under this subparagraph are credited to the Deferral Account of the Member, the Compensation actually paid to the Member for the period by the Employer shall be reduced.  Under rules established by the Plan Administrator, appropriate credits shall be made to the Supplemental Matching Account under Section 4.3 and appropriate interest shall be credited to the accounts applying the interest credit provisions of Sections 4.2 and 4.3 so that the Member making a deferral hereunder is in substantially the same position under the Plan as if the Member had deferred such amounts during the temporary foreign service.

(d)                                 “Expatriate” means any Member who is or has been assigned to work temporarily outside of the United States for the Employer or an Affiliate.

4.5                               Temporary Transferee.  If the Member is a Temporary Transferee for a plan year, the Member shall not receive any credits under Section 4.3 for the plan year.  A Member is a Temporary Transferee for a plan year if the Member is described in any of the following:

(a)                                  A Member who is transferred to the employment of the Employer in the United States from a non-United States affiliate who is determined by the Plan Administrator to have a temporary assignment; or

(b)                                 A Member determined by the Plan Administrator to be accruing benefits for the same service under an employee benefit plan sponsored by a non-United States affiliate of the Employer designed to provide basic retirement benefits to a broad group of employees; or

(c)                                  A Member who is designated a Temporary Transferree under Section 3.11.

4.6                               Statement of Accounts.  The Plan Administrator shall provide to each Member within ninety (90) days after the close of each Plan Year, a statement in such form as the Plan Administrator selects setting forth the balance, if any, in the Deferral Account of the Member and the

balance, if any, in the Supplemental Matching Account as of the last day of the Plan Year just ended.

4.7                               Accounting Device Only.  The Deferral Account and the Supplemental Matching Account shall be utilized solely as a device for the measurement and determination of the amounts to be paid to the Member under this Plan.  Neither the Deferral Account nor the Supplemental Matching Account shall constitute or be treated as a trust fund of any kind.

ARTICLE V

PAYMENT OF ACCOUNTS

5.1                               Benefit Payment.  A Member shall be entitled to a payment equal to the amount credited to his or her Accounts as of the Commencement Date.  The payment shall commence to be paid on the date that is 30 days following the Commencement Date or as soon thereafter as administratively feasible.

5.2                               Form of Payment.  The amount due the Member shall be paid in one of the following forms as selected by the Member in his or her initial election form or in a subsequent election that is valid in accordance with the terms of the Plan as it existed at the time the election was made:

(a)  single lump sum payment; or

(b)  substantially equal monthly installments over a period certain selected by the Member that does not exceed 10 years.

In the event payment is made in installments, the Accounts used to measure the amount due the Member shall continue to be adjusted for interest under rules prescribed by the Plan Administrator in accordance with the provisions of Section 4.2(b) and Section 4.3(b).  In the event no form of payment is properly elected, the amount due the Member shall be paid in the form of a single lump sum payment.  Notwithstanding the foregoing, if the amount due the Member hereunder does not exceed $25,000, the amount due shall be paid the Member in the form of a single cash payment without regard to the form of payment properly elected by the Member.

5.3                               Change in Form of Payment.  Prior to January 1, 2007, a Member may change his or her election of the form of payment for a Commencement Date by submitting a written election form to the Plan Administrator; provided such election shall not be effective for a Commencement Date that is less than 12 months from the date the election form was received by the Plan Administrator unless it is received at least 30 days before the Termination Date and the Plan Administrator, in its sole discretion, approves the form of payment selected.  Notwithstanding the forgoing, a Member may not change a form of election on or after January 1, 2006 with respect to payments that would otherwise be received in 2006 or to cause payments to be made in 2006.

On and after January 1, 2007, a Member may change his or her election of the form of payment for a Commencement Date by submitting a written election form to the Plan Administrator; provided

(a)                                  such election shall not be effective for a Commencement Date on account of Disability that is less than 12 months from the date the election form was received by the Plan Administrator; and

(b)                                 such election shall not be effective for a Commencement Date on account of a separation from service (other than on account of Disability) that is less than 5 years from the date the election form was received by the Plan Administrator.

The word “Disability” shall mean an impairment which results in the Member being disabled within the meaning of Section 409A(a)(2)(C) of the Code as determined by the Plan Administrator.

5.4                               Payment to Beneficiary.  In the event a Member dies before receiving his or her full benefit under this Plan, the Employer shall pay any remaining amount due on behalf of the Member hereunder to the Beneficiary of the Member.  Such payment shall be in the form of a single cash payment.  The payment shall be paid on the date that is 30 days following the date of death or as soon thereafter as administratively feasible.  A Member may designate a Beneficiary on the form prescribed by and delivered to the Plan Administrator.  If no Beneficiary is properly designated under this Plan, and the Member is a Salary Deferral Plan Member, then the Beneficiary shall be the person entitled under the terms of the Salary Deferral Plan to receive any death benefits payable under the Salary Deferral Plan on account of the death of that Plan Member.  If there is no Beneficiary after application of the foregoing provisions of this Section, then the payment shall be made to the estate of the Member.  If under these rules the benefits are payable to the estate of the Member, and either the Plan Administrator cannot locate a qualified representative of the deceased Member’s estate, or if administration of the estate is not otherwise required, the Plan Administrator in its discretion may make the distribution to the deceased Member’s heirs at law, determined in accordance with the law of the State of the Member’s domicile in effect as of the date of the Member’s death.

5.5                               Distribution During Employment.   Prior to the Commencement Date, a Member may request a distribution of all or a portion of the amount credited to his or her Accounts in the event of an Unforeseeable Emergency.  The Plan Administrator shall determine, in a non-discriminatory manner, whether a Member has an Unforeseeable Emergency.  A distribution may be made under this Section only if such distribution does not exceed the amount required to meet the immediate financial need created by the Unforeseeable Emergency (including the tax costs of the distribution) and is not reasonably available from other resources of the Member, including reimbursement or compensation from insurance, liquidation of assets to the extent the liquidation does not cause severe financial hardship, and the cancellation of deferrals under this Plan and any other plan of the Employer.

ARTICLE VI

CHANGE OF CONTROL BENEFIT

In the event of a Change of Control that is a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation” under Code Section 409A(a)(2)(A)(v) and applicable regulations with respect to the Member, the Member (or the Beneficiary of the Member if the Member is deceased) shall be entitled to receive an amount equal to the value of the Accounts of the Member, if any, as of the date of the Change of Control as determined by the Plan Administrator.   The benefits payable under this Article VI shall be paid in the form of a single cash lump sum payment on a date that is 60 days of the date of the Change of Control or as soon thereafter as is administratively feasible.

ARTICLE VII

ADMINISTRATION OF THE PLAN

7.1                               Plan Administration.  The Plan Administrator shall have the full authority to interpret and construe the Plan and to issue such administrative procedures as it deems appropriate.  The Plan Administrator shall have the duty and responsibility of maintaining records, making the requisite calculations and disbursing the payments hereunder.  The Plan Administrator’s interpretations, determinations, regulations and calculations shall be final and binding on all persons and parties concerned.

7.2                               Claims Procedure.  The Plan Administrator shall establish reasonable procedures for the submission and review of claims with respect to benefits under the Plan.  A copy of the claims procedures for the Plan shall be available from the Plan Administrator.  The failure of a claimant to follow the claims procedures with respect to a claim, including the review procedures, shall result in the loss of the right to bring an action in court with respect to the claim.

7.3                               Amendment and Termination.  The sponsoring Employer may amend or terminate the Plan at any time (and any other Employer may terminate the Plan with respect to the participation in the Plan of its employees), provided, however, that no such amendment or termination shall adversely affect a benefit to which a Member or the Beneficiary of such Member would be entitled under Article V prior to the date of such amendment or termination if the employment of the Member then ended unless the change is necessary to keep the Plan in compliance with the applicable provisions of law, including Code Section 409A, so as to avoid adverse income tax consequences to participants in the Plan.  In the event of a termination, benefits shall be retained under the terms of the Plan until the Member reaches his or her Commencement Date under the Plan; provided, however the liabilities of this Plan may in the discretion of the Employer be transferred to another plan or program of the Employer. The Plan Administrator may amend this Plan at anytime so long as the amendment does not materially increase the cost of the Plan to the Employer.

If a Member of the Plan elects during calendar year 2005 to terminate participation in a plan that is aggregated with this Plan for purposes of Code Section 409A, such election shall also terminate the participation of the Member in this Plan as of the same date and the benefits of the Member under this Plan shall be determined as if a Change of Control with respect to the Member has occurred as of the date of the election and such benefits shall be paid to the Member in the time and manner set forth in Article VI.

7.4                               Payments.  The Employer will pay all benefits arising under this Plan.  There shall be deducted from each payment any federal, state or local withholding or taxes or charges which may be required under applicable law as determined by the Employer.

7.5                               Non-assignability of Benefits.  The benefits payable hereunder or the right to receive future benefits under the Plan may not be anticipated, alienated, pledged, encumbered, or subjected to any charge or legal process, and if any attempt is made to do so, or a person eligible for any benefits becomes bankrupt, the interest under the Plan of the person affected may be terminated by the Plan Administrator which, in its sole discretion, may cause the same to be held or applied for the benefit of one or more of the dependents of such person or make any other disposition of such benefits that it deems appropriate.

7.6                               Status of Plan.  Nothing contained herein shall be construed as providing for assets to be held in trust or escrow or any other form of asset segregation for the Member or for any other person or persons to whom benefits are to be paid pursuant to the terms of this Plan, the Member’s only interest hereunder being the right to receive the benefits set forth herein.  To the extent any person acquires a right to receive benefits under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Employer.

7.7                               Indemnification.  To the extent permitted by law, the Employer shall indemnify each member of the Board of Directors and any other employee of the Employer to whom duties are assigned with respect to this Plan, against expenses (including any amount paid in settlement) reasonably incurred by him or her in connection with any claims against him or her by reason of his or her conduct in the performance of his or her duties under the Plan, except in relation to matters as to which he or she acted fraudulently or in bad faith in the performance of such duties.  This right of indemnification shall be in addition to any other right to which the Board or other person may be entitled as a matter of law or otherwise, and shall pass to the estate of a deceased person.

7.8                               Reports and Records.  The Plan Administrator and those to whom the Plan Administrator has delegated duties under the Plan shall keep records of all their proceedings and actions and shall maintain books of account, records, and other data as shall be necessary for the proper administration of the Plan and for compliance with applicable law.

7.9                               Finances.  The costs of the Plan shall be borne by the Employer.  The rights of the Member (or of his or her Beneficiary) to benefits under the Plan shall be solely those of an unsecured general creditor of the Employer.  Any assets acquired by or held by the Employer or set aside in a trust that may be established by the Employer shall not be deemed to be held as security for the performance of the obligations of the Employer under this Plan.  Notwithstanding the foregoing, to the extent under the terms of any trust set up by an Employer payments are made by the Trustee of said Trust to the Member with respect to benefits under this Plan, such payments shall satisfy the obligations of the Employer hereunder to the extent of the payments made.

7.10                        Nonguarantee of Employment.  Nothing contained in this Plan shall be construed as a contract of employment between the Employer and any Member, or as a right of any Member to be continued in employment of the Employer, or as a limitation on the right of the Employer to discharge any of its employees, with or without cause.

7.11                        Applicable Law.  All questions pertaining to the construction, validity and effect of the Plan shall be determined in accordance with the laws of the United States and to the extent not pre-empted by such laws, by the laws of the State of Utah.

7.12                        Headings.  The headings of Sections and Articles in this Plan are for convenience purposes only and shall in no way control or be used in the interpretation of the content of the Sections or Articles or this Plan as a whole.

7.13                        Number and Gender.  Where the context requires, the singular shall include the plural and the plural shall include the singular, and any gender shall include both other genders.

ARTICLE VIII

TRANSFER OF EMPLOYEES AMONG AFFILIATED COMPANIES

The transfer of a Member from employment with the Employer to employment with an Affiliate shall not be deemed a termination of employment under this Plan.  If the Affiliate is an Employer under this Plan, that Employer shall determine whether the Member shall continue to participate in this Plan as an employee of that Employer.  For purposes of this Plan, the last Employer of a Member shall be liable for the Member’s benefits hereunder even though a portion of the liability is attributable to periods of service for another Employer.

To the extent a succeeding Employer permits an Employee to participate in this Plan, such Employer shall determine the extent to which the prior elections made by the Member shall continue to apply to the Member.  In the event the Member is transferred to an Affiliate that does not participate in this Plan, the Member shall cease to be eligible to make deferrals under this Plan but the former Employer shall continue to maintain the Accounts of the Member until the benefits become payable to the Member hereunder.

Dated this 23rd day of December, 2005.

HUNTSMAN INTERNATIONAL LLC
for itself and as successor in interest by merger to
Huntsman LLC

By:	/s/ Peter R. Huntsman
Name:	Peter R. Huntsman
Title:	President and CEO

HUNTSMAN PETROCHEMICAL CORPORATION

By:	/s/ Peter R. Huntsman
Name:	Peter R. Huntsman
Title:	President and CEO

HUNTSMAN PURCHASING., LTD

By:	/s/ Peter R. Huntsman
Name:	Peter R. Huntsman
Title:	President and CEO

HUNTSMAN ADVANCED MATERIALS AMERICAS INC.

By:	/s/ Peter R. Huntsman
Name:	Peter R. Huntsman
Title:	President and CEO

HUNTSMAN POLYMERS CORPORATION

By:	/s/ Peter R. Huntsman
Name:	Peter R. Huntsman
Title:	President and CEO

HUNTSMAN EXPANDABLE POLYMERS COMPANY, LC

By:	/s/ Peter R. Huntsman
Name:	Peter R. Huntsman
Title:	President and CEO

HUNTSMAN PROPYLENE OXIDE LTD

By:	/s/ Peter R. Huntsman
Name:	Peter R. Huntsman
Title:	President and CEO

TIOXIDE AMERICAS INC.

By:	/s/ Peter R. Huntsman
Name:	Peter R. Huntsman
Title:	President and CEO

SCHEDULE FOR HUNTSMAN INTERNATIONAL LLC

Effective July 1, 2004, Huntsman International LLC ( “International”) became a participating employer in the Plan in connection with the transfer of the liabilities of the Executive Retirement Plan for Key Employees of the Polyurethanes Business (the “International Plan”) sponsored by International to this Plan and the merger of the International Plan into this Plan pursuant to a Merger Agreement between Huntsman LLC and International.  The following provisions override any conflicting provisions of the Plan and shall govern with respect to the employees of International.  Unless otherwise indicated, terms have the meaning assigned in the Plan.

(1)                                 Eligibility.  The employees of International who were participating in the International Plan shall be participants in the Plan effective July 1, 2004 subject to the authority of International to adjust the status of any of its employees for purposes of the Plan in accordance with Section 3.11 of the Plan.  The elections made by a participant with respect to deferrals of compensation in effect under the International Plan at the time of the merger of the International Plan shall be effective immediately following the merger under the Plan, subject to any right to change the election made by the participant in accordance with the terms of the Plan at it exists at that time.

(2)                                 Credits under International Plan.  Amounts credited to the accounts of a participant in the International Plan as of the date of the merger shall be credited to the accounts of such participant under the Plan and shall be an obligation of International under the Plan.  The International Plan shall cease to exist in connection with the merger and participants in the International Plan shall only have the benefits provided under the Plan, including this Schedule to the Plan.  Any adjustment to such accounts following the merger shall be in accordance with the terms of the Plan, including any adjustments for hypothetical earnings.  Benefits shall be paid in such form and at such time as provided in accordance with the terms of the Plan.

(3)                                 Administration. The Plan Administrator is authorized to interpret this Schedule and to establish such rules and procedures as it determines necessary or desirable to administer the Plan with the provisions of this Schedule.